As filed with the Securities and Exchange Commission on October 9, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

IMRIS INC.
(Exact name of Registrant as Specified in its Charter)

Canada	98-0473230
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5101 Shady Oak Rd
Minnetonka, MN 55343

(763) 203-6300

(Address and Telephone Number of Principal Executive Offices)

IMRIS Inc.
Attention: Chief Executive Officer
5101 Shady Oak Rd
Minnetonka, MN 55343
(763) 203-6300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

 ____________________

Copies to:

Daniel M. Miller Dorsey & Whitney LLP Suite 1605, 777 Dunsmuir Street Pacific Centre Vancouver, British Columbia Canada V7Y 1K4	Jay D. Miller Chief Executive Officer IMRIS Inc. 5101 Shady Oak Rd Minnetonka, MN 55343	Michael Dunleavy LaBarge Weinstein LLP 515 Legget Drive Suite 800 Ottawa, Ontario Canada K2K 3G4

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Shares
Warrants
Units
Total	$30,000,000		$30,000,000	$3,486

(1)	There are being registered under this registration statement such indeterminate number of common shares and warrants to purchase common shares of the registrant (including common shares issuable upon exercise of any warrants) as shall have a proposed maximum aggregate offering price of $30,000,000. The securities that may be offered pursuant to this registration statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended, such additional number of common shares of the registrant that may become issuable as a result of any stock split, stock dividends or similar event. Any securities registered by this registration statement may be sold separately or as units with other securities registered under this registration statement. The proposed maximum aggregate offering price per security will be determined, from time to time, by the registrant in connection with the sale of the securities under this registration statement.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

 ___________________________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated October 9, 2014.

IMRIS INC.

$30,000,000
Common Shares
Warrants
Units

IMRIS Inc. may offer and sell from time to time up to an aggregate of $30,000,000 of common shares (issued separately or upon exercise of warrants), warrants and units comprising any combination of common shares and warrants. The specific terms of any securities offered will be described in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you purchase our securities. This prospectus may not be used to offer securities unless accompanied by a prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution. If underwriters, dealers and agents are used to sell these securities, we will name them and describe their compensation in a prospectus supplement.

Our outstanding common shares are listed and posted for trading on the Toronto Stock Exchange, which we refer to as the “TSX”, under the symbol “IM” and the NASDAQ Global Market, which we refer to as “NASDAQ”, under the symbol “IMRS”. On October 8, 2014, the last reported sale price of our common shares on the TSX was Cdn$0.64 per common share and on NASDAQ was $0.5765 per common share. There is currently no market through which the securities, other than the common shares, may be sold and purchasers may not be able to resell the securities purchased under this prospectus. This may affect the pricing of the securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities and the extent of issuer regulation. See “Risk Factors”.

The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates on September 30, 2014, as calculated in accordance with General Instruction I.B.5. of Form F-3, was approximately $22,032,302. We have not issued any securities pursuant to Instruction I.B.5 of Form F-3 during the 12 calendar month period that ends on and includes the date hereof.

Our principal executive offices are located at 5101 Shady Oak Rd Minnetonka, MN 55343 (telephone: (763) 203-6300).

Investing in our securities involves risks. Prior to purchasing our securities, you should carefully consider the risk factors that will be described in any applicable prospectus supplement and the risk factors described in our filings with the Securities and Exchange Commission, as explained under the heading “Risk Factors” on page 3 of this prospectus.

Neither the SEC, nor any securities commission of any state of the United States or any Canadian securities regulator has approved or disapproved the securities offered hereby or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The date of this prospectus is           , 2014.

TABLE OF CONTENTS

About this Prospectus	1

Where You Can Find More Information	2

ENFORCEMENT OF CIVIL LIABILITIES	2

DOCUMENTS INCORPORATED BY REFERENCE	3

RISK FACTORS	3

FORWARD-LOOKING STATEMENTS	4

THE COMPANY	7

Recent Developments	7

Capitalization and Indebtedness	8

Offer and listing	8

USE OF PROCEEDS	9

DESCRIPTION OF SHARE CAPITAL	9

Description of Warrants	10

Description of Units	11

PLAN OF DISTRIBUTION	12

Articles of Incorporation	13

Material Contracts	14

exchange controls	15

CERTAIN INCOME TAX CONSIDERATIONS	15

INTERESTS OF NAMED EXPERTS AND COUNSEL	15

LEGAL MATTERS	15

EXPERTS	15

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About this Prospectus

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of initial aggregate offering price of $30,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities under this process, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including a description of any risks relating to the offering if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.

Before investing in our securities, please carefully read both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus, as listed under “Documents Incorporated by Reference,” and the additional information described below under “Where You Can Find More Information.”

We may sell securities to or through underwriters or dealers, and we may also sell securities directly to other purchasers or through agents. To the extent not described in this prospectus, the names of any underwriters, dealers, or agents employed by us in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters or dealers, and the compensation, if any, of such underwriters, dealers, or agents will be described in a prospectus supplement.

Owning securities may subject you to tax consequences in the United States. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

You should rely only on the information contained in or incorporated by reference into this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell the securities and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. You should assume that the information contained in this prospectus and in any applicable prospectus supplement is accurate only as of the date on the front cover of this prospectus or prospectus supplement, as applicable, and the information incorporated by reference into this prospectus or any prospectus supplement is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, unless the context otherwise requires, references to “IMRIS,” the “Company,” “we,” “us,” or “our” refer to IMRIS Inc. and its wholly owned subsidiaries through which it conducts its business.

Non-GAAP Financial Measures

In this prospectus and the documents incorporated by reference herein, we use the non-GAAP measures “backlog” and “Adjusted EBITDA”.

We define backlog as the unrecognized portion of (i) revenues anticipated to be recorded from customer orders, including confirmed orders and orders subject to the completion of formal documentation and (ii) service contracts with a term of four to seven years and which commence at the conclusion of the warranty period, which is typically one year in length. In view of the long sales cycle, high unit price and limited quarterly installations that are characteristic of our business, we believe that our backlog provides a better measure at any particular point in time of the long-term performance prospects of our business than our quarterly operating results. Backlog does not have any standardized meaning prescribed by United States generally accepted accounting principles (“U.S. GAAP”) and is, therefore, unlikely to be comparable to similar measures presented by other issuers.

We define Adjusted EBITDA as earnings before stock-based compensation, interest income (expense), foreign exchange gain (loss), embedded derivative gain (loss), gain (loss) on the sale of assets, income taxes, and amortization and depreciation. We believe Adjusted EBITDA is relevant and useful for investors because it allows investors to compare our results with the results of other companies that have different financing and capital structures and provides better insight into our ongoing financial performance. Adjusted EBITDA does not have a standardized meaning as prescribed by U.S. GAAP and it is not necessarily comparable to similarly titled measures used by other companies. See “See Non-GAAP Financial Measures” in our annual and interim management’s discussion and analysis of consolidated results of operations and financial condition, incorporated by reference in this prospectus, for a reconciliation of our Adjusted EBITDA to the most comparable measure under U.S. GAAP.

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Financial Statement and Exchange Rate Information

Our financial statements incorporated by reference in this prospectus are reported in U.S. dollars, unless otherwise specified, and have been prepared in accordance with U.S. GAAP. References in this prospectus to “dollars”, “US$” or “$” are to United States dollars. Canadian dollars are indicated by the symbol “Cdn$”.

The following table lists, for each period presented, the high and low exchange rates, the average of the exchange rates during the period indicated, and the exchange rates at the end of the period indicated, for one Canadian dollar, expressed in United States dollars, based on the noon exchange rate published by the Bank of Canada.

	Six Months ended June 30,	Year ended December 31,
	2014	2013	2012	2011
High for the period	$0.9422	$1.0164	$1.0299	$1.0583
Low for the period	$0.8888	$0.9348	$0.9599	$0.9430
End of period	$0.9393	$0.9419	$1.0051	$0.9833
Average for the period	$0.9117	$0.9710	$1.0006	$1.0111

On October 8, 2014, the Bank of Canada’s noon exchange rate was Cdn$1.00 = $0.8943.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form F-3, of which this prospectus forms a part. This prospectus does not contain all the information set out in the registration statement. For further information about us and the securities, please refer to the registration statement, including the exhibits to the registration statement. The exhibits to the registration statement provide more details of the matters discussed in this prospectus.

We are subject to the information requirements of the United States Securities Exchange Act of 1934, and we therefore file reports and other information with the SEC. The reports and other information filed by us with the SEC may be read and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Copies of the same documents can also be obtained from the public reference room of the SEC in Washington by paying a fee. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a website (www.sec.gov) that makes available reports and other information that we file electronically with it, including the registration statement that we have filed with respect to the offering of these securities. We are also subject to filing requirements prescribed by the securities legislation of all Canadian provinces and territories. These filings are electronically available from SEDAR at www.sedar.com.

As a “foreign private issuer” under the Exchange Act, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing profit” recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as United States companies.

ENFORCEMENT OF CIVIL LIABILITIES

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated under the laws of Canada, that many of our directors are residents of countries other than the United States, that some of the experts named in this prospectus are residents of countries other than the United States, and that some of our assets and the assets of said persons are located outside the United States.

In particular, it may be difficult to bring and enforce suits against us or said persons under U.S. federal securities laws. It may be difficult for U.S. holders of our common shares to effect service of process on us or said persons within the United States or to enforce judgments obtained in the United States based on the civil liability provisions of the U.S. federal securities laws against us or said persons. In addition, a shareholder should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us, our officers or directors, or other said persons, predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States, or (ii) would enforce, in original actions, liabilities against us, our officers or directors or other said persons predicated upon the U.S. federal securities laws or other laws of the United States.

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DOCUMENTS INCORPORATED BY REFERENCE

The following documents filed with or furnished to the SEC are specifically incorporated by reference into, and form a part of, this prospectus:

•	our Annual Report on Form 40-F for the fiscal year ended December 31, 2013, filed on March 4, 2014;

•	our Report of Foreign Issuer on Form 6-K, furnished on April 8, 2014;

•	Exhibits 99.2 and 99.3 to our Report of Foreign Issuer on Form 6-K, furnished on May 14, 2014;

•	Exhibits 99.2 and 99.3 to our Report of Foreign Issuer on Form 6-K, furnished on August 7, 2014;

•	our Report of Foreign Issuer on Form 6-K, furnished on August 28, 2014;

•	our Report of Foreign Issuer on Form 6-K, furnished on August 29, 2014;

•	the description of our common shares set forth in the amendment to our registration statement on Form 8-A, filed on November 18, 2010, as amended on August 17, 2011 (which incorporates by references the description of our common shares included in our Registration Statement on Form F-10 (File No. 333-170430), initially filed with the SEC on November 8, 2010, as subsequently amended), including any further amendment to such registration statement or report filed for the purpose of amending such description; and

•	all other documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus but before the end of the offering of the securities pursuant to this prospectus.

In addition, all subsequent Annual Reports on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Form 10-Q or Form 8-K, that we file pursuant to the Exchange Act prior to the termination of this offering, are hereby incorporated by reference into this prospectus. Also, we may incorporate by reference future reports on Form 6-K that we furnish subsequent to the date of this prospectus by stating in those Form 6-Ks that they are being incorporated by reference into this prospectus.

Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, in one of those other documents or in any other later filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any such statement so modified shall not be deemed, except as so modified, to constitute a part of this prospectus. Any such statement so superseded shall be deemed not to constitute a part of this prospectus.

Any person receiving a copy of this prospectus, including any beneficial owner, may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference into this prospectus, except for the exhibits to those documents unless the exhibits are specifically incorporated by reference into those documents. Requests should be directed to our principal executive offices, 5101 Shady Oak Rd Minnetonka, MN 55343, Attention: Chief Financial Officer (telephone: (763) 203-6300).

RISK FACTORS

An investment in our securities is highly speculative and subject to a number of known and unknown risks. Only those persons who can bear the risk of the entire loss of their investment should purchase our securities. You should carefully consider the following risk factors and those incorporated by reference herein contained in our Annual Report on Form 40-F for the fiscal year ended December 31, 2013 and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act and the risk factors and other information contained in any applicable prospectus supplement, before purchasing any of our securities. Any of the matters highlighted in these risk factors could have a material adverse effect on our business, results of operations and financial condition, causing an investor to lose all, or part of, its, his or her investment.

The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only ones we face. Additional risks and uncertainties that we are not aware of or focused on, or that we currently deem to be immaterial, may also impair our business operations and cause the trading price of our securities to decline.

Our failure to comply with the covenants contained in our facility agreement, including as a result of events beyond our control, could result in an event of default, which could materially and adversely affect our operating results and our financial condition.

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Our facility agreement requires us to maintain cash and cash equivalents at the end of any calendar quarter greater than $7,500,000 and comply with certain operational and other covenants. In September 2014, we entered into a Waiver and Amendment Agreement with Deerfield Management Company, L.P. for the period commencing July 1, 2014 and ending September 30, 2014 with respect to the covenant that we have cash and cash equivalents at the end of any calendar quarter greater than $7,500,000. See “Recent Developments.”

If there were an event of default under our facility agreement that was not cured or waived, the lenders could cause all amounts outstanding with respect to that debt to be due and payable immediately. We cannot assure you that our assets or cash flow would be sufficient to fully repay borrowings under our facility agreement, either upon maturity or if accelerated, upon an event of default, or that we would be able to refinance or restructure the payments on such facility agreement. Any acceleration of the debt or our inability to refinance or restructure payments could have a material adverse impact on our liquidity, financial position and results of operations.

If, in the future, we are required to obtain amendments or waivers as a result of our inability to meet the required threshold or any other covenant, there can be no assurance that those amendments or waivers will be available on commercially reasonable terms or at all. If, as or when required, we are unable to repay, refinance or restructure our indebtedness under our facility agreement, or amend the covenants contained therein, the lenders under our facility agreement could elect to institute foreclosure proceedings against our assets. Under such circumstances, we could be forced into bankruptcy or liquidation.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian provincial securities law. These statements relate to future events or future performance and reflect our expectations and assumptions regarding our growth, results of operations, performance and business prospects and opportunities. Such forward-looking statements reflect our current beliefs and are based on information currently available to us. In some cases, forward-looking statements can be identified by terminology such as “may”, “would”, “could”, “will”, “should”, “expect”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “continue” or the negative of these terms or other similar expressions concerning matters that are not historical facts. The forward-looking statements in this prospectus and, including any documents incorporated by reference herein, include, among others, statements regarding our future operating results, economic performance and product development efforts, and statements in respect of:

•	the adequacy of our working capital to fund our operations;

•	our ability to effectively manage our working capital needs and generate positive cash flows from deposits on new order bookings;

•	our expected future losses and accumulated deficit levels;

•	our ability to recognize revenues from sales of our products when expected or at all;

•	our backlog;

•	our competition;

•	our expected growth in revenues;

•	our gross profit percentage;

•	our ability to derive future revenue from a limited number of new customers;

•	our ability to satisfy customer demand for our products;

•	our ability to maintain the relationships needed for the support and maintenance of our products;

•	our ability to obtain a sufficient supply of the components needed for our products;

•	our strategy with respect to the protection of our intellectual property;

•	material breaches in the security of our systems;

•	our strategy for developing new products and modifications to existing products;

•	our requirement for, and our ability to obtain, future funding on favorable terms or at all;

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•	our potential sources of funding and ability to raise additional capital;

•	the effect of litigation on our business;

•	the benefits of our products and services;

•	our expected conversion of backlog to product deliveries;

•	capital expenditures;

•	our facilities;

•	cash flow estimates and the sufficiency thereof;

•	our operating expenses;

•	our plans to invest in research and development (“R&D”);

•	our business strategy;

•	our plans for the growth of our business domestically and internationally;

•	our intentions with respect to developing strategic partnerships for the design, development and marketing of existing and future products;

•	our assessment of the benefits of our products to patients, clinicians and hospitals;

•	our plans for new applications of our core technology;

•	our development plans in conjunction with Varian Medical Systems (“Varian”) and the success thereof;

•	our ability to successfully commercialize and deploy our surgical robotic system;

•	our ability to successfully commercialize and deploy our intraoperative computed tomography system;

•	our intentions with respect to creating long-term customer relationships;

•	our ability to attract and retain key personnel; and

•	our plans to seek and maintain regulatory clearance for our products.

A number of factors could cause actual events, performance or results, including those in respect of the foregoing items, to differ materially from the events, performance and results discussed in the forward-looking statements. Factors that could cause actual events, performance or results to differ materially from those set forth in the forward-looking statements include, but are not limited to:

•	the extent of our future losses;

•	the level of our indebtedness;

•	our failure to comply with covenants contained in our facility agreement;

•	our ability to achieve an adequate level of bookings;

•	the high unit price of our products and long sales cycle;

•	deferrals of customer orders or delays in manufacturing, delivering and/or installation of a product;

•	the fixed nature of a large portion of our operating costs;

•	our ability to increase sales of certain newer applications or new product introductions;

•	loss of suppliers or increases to the cost of the components of our products;

•	our ability to achieve commercialization of our products on the timetable we anticipate or at all;

•	how our customer pipeline will convert to order bookings;

•	our ability to fulfill our current purchase order on a timely basis or at all;

•	our ability to attract and retain strategic partners and key personnel;

•	our distributor relationships;

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•	natural or other disasters;

•	damage to our manufacturing facility or its failure to accommodate future sales growth;

•	market competition and technological advances of competitive products and treatments;

•	our ability to obtain and protect our intellectual property rights to existing and future products and, when required, to license third party intellectual property on commercially reasonable terms;

•	the expense and potential harm to our business of intellectual property litigation;

•	our ability to secure or replace patents;

•	the failure to obtain, delay in or withdrawal of necessary government regulatory approvals for existing products or future products or modifications;

•	our ability to develop new products and manage growth;

•	our ability to obtain future financing and on commercially reasonable terms;

•	the ability of our customers to obtain adequate reimbursement from third party payers for the use of our products;

•	impairment of tangible assets, intangible assets or goodwill;

•	the availability of clinical data to support the safety and clinical efficacy of our products;

•	the impact of future legislative or regulatory changes;

•	the impact of product liability or warranty claims;

•	foreign currency fluctuations;

•	our exposure to risks resulting from our international sales and operations, including the requirement to comply with export control and economic sanctions laws;

•	our reliance on certain strategic relationships for the design, development and marketing of our products;

•	changes in economic conditions;

•	stock market volatility;

•	the success of the relocation of our operations to the United States;

•	our exposure to credit risk for accounts receivable;

•	our ability to identify the most profitable market opportunities;

•	our ability to convert any letter of intent or nonbinding memorandum of understanding into a binding agreement; and

•	additional risks and uncertainties, many of which are beyond our control, referred to under “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference into this prospectus.

Although the forward-looking statements contained in this prospectus and in the documents incorporated by reference are based on what we consider to be reasonable assumptions based on information currently available to us, there can be no assurance that actual events, performance or results will be consistent with these forward-looking statements, and our assumptions may prove to be incorrect. Forward-looking statements contained in this prospectus are made as of the date of this prospectus. Forward-looking statements made in a document incorporated by reference into this prospectus are made as of the date of the original document and have not been updated by us except as expressly provided for in this prospectus.

Except as required under applicable securities legislation, we undertake no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. We qualify all the forward-looking statements contained in this prospectus and the documents incorporated by reference in this prospectus by the foregoing cautionary statements.

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THE COMPANY

This summary does not contain all of the information about our company that may be important to you and your investment decision. You should carefully read the entire prospectus and the applicable prospectus supplement, including the section entitled ‘‘Risk Factors’’ as well as the risk factors described in the documents incorporated by reference into this prospectus and the applicable prospectus supplement, before making an investment decision.

IMRIS was incorporated under the Canada Business Corporations Act on May 18, 2005. On May 20, 2005, we acquired all of the assets and assumed all of the liabilities of Innovative Magnetic Resonance Imaging Systems Inc., which we refer to in this prospectus as “Innovative”. On November 18, 2005, we acquired control of Innovative and we amalgamated with Innovative on December 31, 2005. On October 26, 2007, our articles of amalgamation were amended to, among other things; create a class of preferred shares, unlimited in number and which may be issued from time to time in one or more series. Consequently, we are authorized to issue an unlimited number of common shares and an unlimited number of preferred shares. On February 5, 2010, we acquired all of the shares of NeuroArm Surgical Limited.

We design, manufacture and sell image-guided therapy solutions that provide surgeons with the ability to obtain information during the course of a procedure that allows a surgeon to make decisions that may improve outcomes for patients. These solutions are a combination of an imaging modality, a therapeutic action or product, all integrated into an application-specific system. We believe that providing real time or near real time information in the form of imaging and visualization enhances the ability of clinicians to make decisions that can lead to improved outcomes for patients.

Our patented technologies enable clinicians to use various types of image-guided solutions during a surgical or interventional procedure without needing to move the patient to a separate location to perform a scan. This ability results in a solution that, we believe, is safer for the patient and minimizes disruption to clinical workflow. The system also provides value to hospital administrators by allowing the image-guided solution to be used for standard diagnostic procedures when it is not being used during surgery or interventional procedures.

Recent Developments

On September 24, 2014, we entered into a Waiver and Amendment Agreement with Deerfield Management Company, L.P. with respect to the Facility Agreement dated as of September 16, 2013. Deerfield Management Company, L.P. agreed to waive the enforcement of the requirement under the Facility Agreement that we have cash and cash equivalents at the end of any calendar quarter greater than $7,500,000 for the period commencing July 1, 2014 and ending September 30, 2014.

We invoice customers for a VISIUS Surgical Theatre in installments spread over a number of milestones, which typically include a deposit at the time of order and a percentage of the remaining total price upon delivery of the equipment, completion of installation and final acceptance, the timing of which is sometimes out of our control. In the ordinary course of our business, as a result of our receivables being based on us achieving these milestones and the high dollar value associated with each of our sales, the timing of cash receipts and revenues recorded from quarter to quarter vary significantly. There was uncertainty in the amount of deposits and accounts receivable that would be collected by September 30, 2014, therefore, we proactively sought the waiver so as to avoid a potential breach of the requirement. This uncertainty was generally due to construction delays at the project sites resulting in the sites not being ready for installation of our products, which are factors beyond our control.

On September 16, 2013, pursuant to the Facility Agreement, affiliates of Deerfield Management Company, L.P. were issued warrants to purchase 6.1 million of our common shares at an exercise price of $1.94 per share. In connection with the waiver, we agreed to change the exercise price of the warrants to $0.70 per share, representing the closing trading price of the common shares on NASDAQ as of September 23, 2014.

While management believes we will have adequate working capital to fund our operations beyond the next 12 months, this assumption is dependent on our ability to meet our planned business operations, effectively manage our working capital needs and generate positive cash flows from deposits on new order bookings.  If we are not able to attain these plans and generate positive cash flow from customer deposits, we may need to raise additional capital. While there is no guarantee that we can raise additional capital, we have a history of being able to successfully fund the business through the capital markets in the form of equity or debt financing.  If we are not able to raise additional capital, we may need to eliminate or suspend research, development and corporate projects. See “Risk Factors.”

On August 25, 2014, we received a letter from NASDAQ stating that for the previous 30 consecutive business days the bid price of our common shares closed below the minimum $1.00 per share required for continued listing under NASDAQ Listing Rule 5450(a)(1). In accordance with NASDAQ Listing Rule 5810(c)(3)(A), we have a period of 180 calendar days, or until February 23, 2015, to regain compliance with the minimum bid requirement. If at any time during the 180 calendar day grace period, the closing bid price per common share is at or above $1.00 for a minimum of ten consecutive business days, we will regain compliance and the matter will be closed. In the event we do not regain compliance, we may be eligible for an additional period to regain compliance, subject to satisfying certain NASDAQ requirements. If it appears to the NASDAQ staff that we will not be able to cure the deficiency or if we are not otherwise eligible for the additional compliance period, our common shares will be subject to delisting by NASDAQ.

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Capitalization and Indebtedness

The following table sets forth our capitalization and indebtedness as of June 30, 2014. The amounts shown below are unaudited and represent management’s estimate. The information in this table should be read in conjunction with and is qualified by reference to the consolidated financial statements and notes thereto and other financial information incorporated by reference into this prospectus.

As of June 30, 2014 (in thousands)
Secured indebtedness:
Current portion of long term debt (1)	$1,839

Long term debt, net of discount (1)	21,649

Other debt (2)	500

Total Secured Indebtedness	$23,988

Capitalization:
Common shares:	$166,959

Additional paid-in capital	12,177

Deficit	$(158,668)

Accumulated other comprehensive income	505

Total Capitalization	$44,961

(1)	On September 16, 2013, we entered into several agreements pursuant to which the Deerfield Management Company, L.P. (“Deerfield”) agreed to provide us with $25.0 million in funding, which occurred the same day. See “Material Contracts.”

(2)	In February 2014, we entered into a loan agreement with the City of Minnetonka, Minnesota, pursuant to which the Minnesota Department of Employment and Economic Development has granted us $500,000 for the purchase and installation of furniture, machinery and equipment and infrastructure improvements necessary for the installation of the aforementioned items. The term of the loan is five years, and bears an interest rate of zero percent. In the event we have created 75 full-time equivalent jobs at their Minnesota location by February 22, 2015, the City of Minnetonka will forgive up to $350,000 of the loan, with equal monthly payments of the remaining principal balance due beginning January 2016 through January 2019.

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Offer and listing

Our common shares are listed on NASDAQ under the symbol “IMRS” and in Canada on the TSX under the symbol “IM”. The high and low sales prices per share of our ordinary shares for the periods indicated are set forth below:

	High Trading Price		Low Trading Price
Year	IM (Cdn$)	IMRS (US$)	IM (Cdn$)	IMRS (US$)
2013	4.47	4.31	1.23	1.16
2012	4.68	4.75	2.30	2.26
2011	8.48	8.94	2.35	2.29
2010	7.19	7.08	3.51	3.36

	High Trading Price		Low Trading Price
Quarter	IM (Cdn$)	IMRS (US$)	IM (Cdn$)	IMRS (US$)
2014
Third Quarter	1.25	1.18	0.66	0.59
Second Quarter	1.80	1.64	0.86	0.79
First Quarter	3.20	2.90	1.65	1.50

2013
Fourth Quarter	1.90	1.85	1.23	1.16
Third Quarter	3.52	3.40	1.63	1.60
Second Quarter	3.43	3.43	2.34	2.21
First Quarter	4.47	4.47	3.13	3.06

2012
Fourth Quarter	4.68	4.75	2.88	2.88
Third Quarter	4.55	4.66	3.00	3.00
Second Quarter	3.95	3.99	2.92	2.92
First Quarter	3.70	3.75	2.26	2.26

	High Trading Price		Low Trading Price
Month	IM (Cdn$)	IMRS (US$)	IM (Cdn$)	IMRS (US$)
2014
September	0.99	0.88	0.66	0.59
August	1.15	1.07	0.88	0.80
July	1.25	1.18	0.94	0.87
June	1.30	1.22	0.86	0.79
May	1.44	1.33	1.09	1.00
April	1.80	1.64	1.29	1.15

On October 8, 2014, the last reported sale price of our common shares on the TSX was Cdn$0.64 per common share and on NASDAQ was $0.5764 per common share.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds that we receive from the sale of the securities offered by this prospectus will be used by us for working capital and general corporate purposes. We have not allocated any portion of the net proceeds for any particular use as of the date of this prospectus. The net proceeds may be invested temporarily until they are used for their stated purpose. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

DESCRIPTION OF SHARE CAPITAL

Authorized Capital

Our authorized share capital consists of an unlimited number of common shares, without par value, and an unlimited number of preferred shares, no par value, issuable in series. As of September 30, 2014, there were 52,030,966 common shares and no preferred shares issued and outstanding, as compared to 52,030,966 common shares and no preferred shares outstanding as of January 1, 2014. As of September 30, 2014, we had 34 record holders of our common shares.

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As of September 30, 2014, a further 7,605,107 common shares have been reserved for issuance upon the due and proper exercise of certain incentive options outstanding. As of September 30, 2014, our current and former directors, executive officers, employees and certain consultants held options to acquire an aggregate of 4,236,337 common shares under the terms of our employee stock option plan.

As of September 30, 2014, an aggregate of 6,100,000 common shares were issuable upon the exercise of outstanding common share purchase warrants with an exercise price of $0.70 per common share.

Common Shares

The holders of our common shares are entitled to receive notice of and to attend and vote at all annual and special meetings of our shareholders, except a meeting where only the holders of shares of a class or a particular series are entitled to vote separately. Our common shares carry one vote per common share and do not have cumulative voting rights. The holders of our common shares are entitled, at the discretion of our board of directors, to receive out of any or all profits or surplus of IMRIS properly available for the payment of dividends, any dividend declared by the board of directors and payable by us on our common shares, subject to the rights, privileges, restrictions and conditions of any preferred shares outstanding. The holders of our common shares will participate ratably in any distribution of the remaining property of IMRIS upon our liquidation, dissolution or winding-up or any other return of capital or distribution of our assets among our shareholders for the purpose of winding up our affairs, subject to the rights, privileges, restrictions and conditions of any preferred shares outstanding.

Prior Sales

During the 36-month period prior the date of this prospectus, we issued an aggregate of 7,135,390 common shares. An aggregate of 1,385,390 common shares were issued upon the exercise of outstanding stock options for prices ranging from CDN$0.97 to CDN$2.73. In connection with our publicly-announced underwritten public offering, on March 18, 2013 we issued an aggregate of 5,750,000 common shares at a public offering price of US$3.50 per share.

Preferred Shares

The preferred shares are issuable, from time to time, in one or more series, as determined by our board of directors. Our board of directors is authorized to fix the dividend rights and terms, conversion rights, voting rights, cancellation provisions, redemption rights and terms, liquidation preferences and any other rights, preferences, privileges and restrictions applicable to each series of preferred shares. The preferred shares, if issued, rank prior to our common shares with respect to the payment of dividends and the distribution of assets and any special payments the preferred shares may be entitled to receive in the event of our liquidation, dissolution or winding-up. In addition, no dividends may be declared and paid on our common shares until all dividends owing on the preferred shares are paid. Once preferred shares have been issued, the approval by two-thirds of a majority of the holders of the preferred shares is required to issue any new shares ranking prior or equal to the outstanding preferred shares or to modify the rights, restrictions, privileges and conditions of the preferred shares set forth in our articles of incorporation.

Dividend Policy

We have not paid any dividends since our incorporation. We will consider paying dividends in future as our operational circumstances may permit having regard to, among other things, our earnings, cash flow and financial requirements. It is the current policy of the board of directors to retain all earnings to finance our business plan. Our credit facility contains a covenant which requires written consent from Deerfield before declaring or paying any dividend or other distribution on our common shares.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Computershare Investor Services Inc. at its principal offices in Toronto, Ontario, Canada.

Our common shares are listed on the TSX under the symbol “IM” and on NASDAQ under the symbol “IMRS”.

Description of Warrants

We may issue warrants for the purchase of common shares. Warrants may be offered separately or together with other securities offered by this prospectus, as the case may be. Each series of warrants may be issued under a separate warrant indenture or warrant agency agreement to be entered into between us and one or more banks or trust companies acting as warrant agent. The applicable prospectus supplement will include details of the warrant agreements covering the warrants being offered. The warrant agent will act solely as our agent and will not assume a relationship of agency with any holders of warrant certificates or beneficial owners of warrants.

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The following sets forth certain general terms and provisions of the warrants offered under this prospectus. The specific terms of the warrants, and the extent to which the general terms described in this section apply to those warrants, will be set forth in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

The particular terms of each issue of warrants will be described in the related prospectus supplement. This description will include some or all of the following:

•	the designation and aggregate number of warrants;

•	the price at which the warrants will be offered;

•	the currency or currencies in which the warrants will be offered;

•	the designation and terms of our common shares purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	the number of common shares that may be purchased upon exercise of each warrant and the price at which and currency or currencies in which our common shares may be purchased upon exercise of each warrant;

•	the designation and terms of any securities with which the warrants will be offered, if any, and the number of the warrants that will be offered with each Security;

•	the date or dates, if any, on or after which the warrants and the related securities will be transferable separately;

•	if applicable, whether the warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

•	material United States and Canadian tax consequences of owning the warrants; and

•	any other material terms or conditions of the warrants.

Each warrant will entitle the holder to purchase common shares, as specified in the applicable prospectus supplement at the exercise price that we describe therein. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

The warrant indenture, if any, and the warrant certificate will specify that upon the subdivision, consolidation, reclassification or other material change of our common shares or any other reorganization, amalgamation, merger or sale of all or substantially all of our assets, the warrants will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of our common shares to which the holder of a common share would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of common shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of common shares to be issued to holders of warrants.

Prior to the exercise of any warrants to purchase common shares, holders of the warrants will not have any of the rights of holders of the underlying common shares, including the right to receive payments of dividends, if any, on the underlying common shares, or to exercise any applicable right to vote.

Description of Units

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. The following information, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of any such the units that we may offer under this prospectus. While the information below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the general terms described below.

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We will file the form of unit agreement, if any, between us and a unit agent that describes the terms and conditions of the series of units we are offering, and any supplemental agreements, concurrently with the filing of the applicable prospectus supplement under which such series of units are offered. This summary is subject to, and qualified in their entirety by reference to, all the provisions of the Unit Agreement, if any, and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete Unit Agreement, if any, and any supplemental agreements that contain the terms of the units.

We may issue units comprising one or more of common shares and warrants in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included security. The Unit Agreement under which a Unit may be issued may provide that the securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date. We will describe in the applicable prospectus supplement the terms of the series of units.

The provisions described in this section, as well as those described under “Description of Share Capital” and “Description of Warrants” will apply to each unit and to any common share or warrant included in each unit, respectively.

We may issue units in such amounts and in numerous distinct series as we determine.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to or through underwriters or dealers, and also may sell those securities to one or more other purchasers directly or through agents, including sales pursuant to ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers, or if indicated in a prospectus supplement, pursuant to delayed delivery contracts, by remarketing firms or by other means. Underwriters may sell units to or through dealers. Each prospectus supplement will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents and any fees or compensation payable to them in connection with the offering and sale of a particular series or issue of units, the public offering price or prices of the units and the proceeds from the sale of the units.

The units may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102 Shelf Distributions, including sales made directly on the TSX, NASDAQ or other existing trading markets for the units. The prices at which the units may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of units at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the units at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the units is less than the gross proceeds paid by the underwriters to us.

Underwriters, dealers and agents who participate in the distribution of the units may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under the United States Securities Act of 1933 and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

In connection with any offering of units, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the units offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. Any underwriters, dealers or agents to or through which units other than our common shares are sold by us for public offering and sale may make a market in such units, but such underwriters, dealers or agents will not be obligated to do so and may discontinue any such market making at any time and without notice. No assurance can be given that a market for trading in units of any series or issue will develop or as to the liquidity of any such market, whether or not the units are listed on a securities exchange.

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Articles of Incorporation

General

IMRIS was incorporated under the Canada Business Corporations Act (which we refer to in this prospectus as the “CBCA”) on May 18, 2005. On May 20, 2005, we acquired all of the assets and assumed all of the liabilities of Innovative Magnetic Resonance Imaging Systems Inc., which we refer to in this prospectus as “Innovative”. On November 18, 2005, we acquired control of Innovative and we amalgamated with Innovative on December 31, 2005. On October 26, 2007, our articles of amalgamation were amended to, among other things; create a class of preferred shares, unlimited in number and which may be issued from time to time in one or more series. Consequently, we are authorized to issue an unlimited number of common shares and an unlimited number of preferred shares.

Our articles of incorporation do not contain any restrictions on the business we may carry on.

Directors

Our By-Law No. 3 (a by-law relating generally to the conduct of the business and affairs of IMRIS Inc.) provides for the indemnification of our directors and officers and our former directors and officers against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with us, subject to certain limitations in By-Law No. 3 and the limitations in the CBCA.

Pursuant to applicable Canadian law, our directors, in exercising their powers and discharging their duties must act honestly and in good faith with a view to our best interests. They must also exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Pursuant to the provisions of the CBCA, a director who is party to a material contract or transaction with us, or a director or an officer or an individual acting in a similar capacity of a party to the contract or transaction, or who has a material interest in a party to a material contract or transaction with us must disclose to us the nature and extent of such interest in writing or request to have such interest noted in the minutes of meetings of the directors. Furthermore, a director who has a material interest in a matter before the board must refrain from voting on the matter unless the contract: is with one of our affiliates, relates to the director’s remuneration as our director or officer, or relates to our indemnity or insurance for our officers and directors.

Pursuant to the CBCA, at least 25% of our directors must be resident Canadians. The CBCA also requires that we have not less than three directors, at least two of whom are not our officers or employees. Our articles of incorporation provide that the minimum size of our board of directors be three and the maximum size of our board of directors be ten. Our articles of incorporation and our by-laws do not impose any other director qualification requirements other than as required under the CBCA.

Shareholder Rights

Each common share carries one vote on all matters to be voted on by our shareholders. Holders of common shares are entitled to receive dividends if, as and when declared by our board of directors and to share ratably in our remaining assets available for distribution, after payment of liabilities, upon IMRIS’ liquidation, dissolution or winding up. Common shares do not carry pre-emptive rights or rights of conversion into any other securities. All outstanding common shares are fully paid and non-assessable. There are no limitations on the rights of non-resident owners of common shares to hold or vote their shares.

Under the CBCA, amendments to our articles of incorporation will generally require approval by special resolution. A special resolution is a resolution passed by a majority of not less than two-thirds of the votes cast by the shareholders who voted in person or by proxy in respect of that resolution at the annual or special meeting called for such purpose. If the amendment is of a nature affecting a particular class or series of our shares in a manner requiring a separate class or series vote, that class or series is entitled to vote on the amendment whether or not it otherwise carries the right to vote. Under the CBCA, our directors may make, amend or repeal any by-law that regulates our business or affairs. Where our directors make, amend or repeal a by-law, they are required to submit the by-law, amendment or repeal to the shareholders at the next meeting of shareholders, and the shareholders may, by an ordinary resolution, which is a resolution passed by a simple majority of the votes cast by shareholders who voted in respect of the resolution, confirm, reject or amend the by-law, amendment or repeal.

Under the CBCA, a corporation cannot repurchase its shares or pay or declare dividends if there are reasonable grounds for believing that (a) the corporation is, or after payment would be, unable to pay its liabilities as they become due, or (b) after the payment, the realizable value of the corporation’s assets would be less than the aggregate of (i) its liabilities and (ii) its stated capital of all classes of its securities. Generally, stated capital is the amount paid on the issuance of a share unless the stated capital has been adjusted in accordance with the CBCA.

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Our board of directors has the authority, without further action by the shareholders, to issue an unlimited number of preferred shares in one or more series and, in the event preferred shares are issued, the board also has the authority to fix the designations, powers, preferences, privileges and relative, participating, optional or special rights of any preferred shares including any qualifications, limitations or restrictions. Special rights that may be granted to a series of preferred shares include dividend rights, conversion rights, voting rights, redemption and liquidation preferences, any or all of which may be superior to the rights of the common shares. Preferred share issuances could decrease the market price of common shares and may adversely affect the voting and other rights of the holders of common shares. The issuance of preferred shares could also have the effect of delaying or preventing a change in control of IMRIS.

Annual and Special Meetings

Meetings of shareholders are held at such place, at such time, on such day and in such manner as our board of directors may, subject to the CBCA and any other applicable laws, determine from time to time. The only persons entitled to attend a meeting of shareholders are those persons entitled to notice thereof, those entitled to vote thereat, the directors, our auditors and any others who may be entitled or required under the CBCA to be present at the meeting. Under the CBCA, notice of the meeting is required to be given not less than 21 days and not more than 60 days prior to the meeting. Shareholders on the record date are entitled to attend and vote at the meeting. The quorum for the transaction of business at any meeting of shareholders is at least two persons present at the opening of the meeting who are entitled to vote either as shareholders or proxyholders.

Other

There is no by-law provisions governing the ownership threshold above which shareholder ownership must be disclosed. However, there are disclosure requirements pursuant to applicable Canadian law.

There are no provisions in either our articles of incorporation or By-Law No. 3 that would have the effect of delaying, deferring or preventing a change in control of IMRIS and that would operate only with respect to a merger, acquisition or corporate restructuring involving IMRIS or its subsidiary.

Under the CBCA, certain extraordinary corporate actions, such as amalgamations, continuances, sales, leases or exchanges of all or substantially all of the property of a corporation other than in the ordinary course of business, and other extraordinary corporate actions such as liquidations or dissolutions are also required to be approved by special resolution. In certain cases, a special resolution to approve an extraordinary corporate action is also required to be approved separately by the holders of a class or series of shares.

There are no limitations in our articles of incorporation or By-Law No. 3 or under Canadian federal or provincial laws, on the right of non-residents of Canada or foreign owners to hold or vote our common shares, except for transactions involving or being deemed to involve an acquisition of control, which may require compliance with the Investment Canada Act.

Material Contracts

For the two years immediately preceding the date of this prospectus, except for the material contracts summarized below, no material contracts have been entered into by us, other than in the ordinary course of business.

On September 16, 2013, we entered into the agreements listed below pursuant to which Deerfield and its affiliates agreed to provide us with $25.0 million in funding, which occurred the same day. The loan is repayable over five years, with equal payments of the principal amount due on the third, fourth and fifth anniversaries of the date of the disbursement, except if we achieve certain revenue targets as measured at each anniversary date, the principal payment due on the third anniversary can be deferred for up to two years and the payment due on the fourth anniversary can be deferred for one year. The outstanding principal amount of the loan at any time will accrue interest at a rate of 9% per annum. The facility agreement contains customary terms and conditions.

•	Facility Agreement dated September 16, 2013 among IMRIS, DEERFIELD PRIVATE DESIGN FUND II, L.P., DEERFIELD PRIVATE DESIGN INTERNATIONAL II, L.P., DEERFIELD SPECIAL SITUATIONS FUND, L.P., and DEERFIELD SPECIAL SITUATIONS INTERNATIONAL MASTER FUND, L.P.;

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•	Warrants dated September 16, 2013 issued by IMRIS to DEERFIELD PRIVATE DESIGN FUND II, L.P., DEERFIELD PRIVATE DESIGN INTERNATIONAL II, L.P., DEERFIELD SPECIAL SITUATIONS FUND, L.P., and DEERFIELD SPECIAL SITUATIONS INTERNATIONAL MASTER FUND, L.P. to purchase up to 6,100,000 of our common shares;

•	Registration Rights Agreement dated September 16, 2013 among IMRIS, DEERFIELD PRIVATE DESIGN FUND II, L.P., DEERFIELD PRIVATE DESIGN INTERNATIONAL II, L.P., DEERFIELD SPECIAL SITUATIONS FUND, L.P., and DEERFIELD SPECIAL SITUATIONS INTERNATIONAL MASTER FUND, L.P.;

•	Guarantee and Security Agreement dated September 16, 2013 among IMRIS, NEUROARM SURGICAL LIMITED, DEERFIELD PRIVATE DESIGN FUND II, L.P., DEERFIELD PRIVATE DESIGN INTERNATIONAL II, L.P., DEERFIELD SPECIAL SITUATIONS FUND, L.P., and DEERFIELD SPECIAL SITUATIONS INTERNATIONAL MASTER FUND, L.P.;

•	Guarantee and Security Agreement dated September 16, 2013 among IMRIS, IMRIS, INC., DEERFIELD PRIVATE DESIGN FUND II, L.P., DEERFIELD PRIVATE DESIGN INTERNATIONAL II, L.P., DEERFIELD SPECIAL SITUATIONS FUND, L.P., and DEERFIELD SPECIAL SITUATIONS INTERNATIONAL MASTER FUND, L.P.; and

•	Security Agreement dated September 16, 2013 among IMRIS, DEERFIELD PRIVATE DESIGN FUND II, L.P., DEERFIELD PRIVATE DESIGN INTERNATIONAL II, L.P., DEERFIELD SPECIAL SITUATIONS FUND, L.P., and DEERFIELD SPECIAL SITUATIONS INTERNATIONAL MASTER FUND, L.P.

exchange controls

There is no law, government decree or regulation in Canada restricting the export or import of capital or affecting the remittance of dividends, interest or other payments to a non-resident holder of our common shares, other than withholding tax requirements.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe certain Canadian federal income tax consequences to investors described therein of acquiring securities offered by the prospectus, including, in the case of an investor who is not a resident of Canada (for purposes of the Income Tax Act (Canada)), if applicable, whether payment of principal, premium, if any, and interest will be subject to Canadian non-resident withholding tax.

The applicable prospectus supplement may also describe certain United States federal income tax consequences of the acquisition, ownership and disposition of securities offered by this prospectus by an initial investor who is subject to United States federal income taxation.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement relating to any offering of securities under this prospectus, certain matters under Canadian law relating to the offering of the securities under this prospectus will be passed upon for us by LaBarge Weinstein LLP, Ottawa, Ontario and certain legal matters under United States law will be passed upon for us by Dorsey & Whitney LLP, Vancouver, British Columbia and Seattle, Washington. In addition, certain legal matters in connection with any offering of securities under this prospectus will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of Canadian and United States law.

EXPERTS

The consolidated financial statements as of December 31, 2013 and for the year then ended, incorporated in this Prospectus by reference from our Annual Report on Form 40-F and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing

Our consolidated financial statements as of December 31, 2012 and for the year then ended, incorporated in this prospectus by reference from our Annual Report on Form 40-F have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Under the Canada Business Corporations Act (the “CBCA”), the registrant may indemnify its current or former directors or officers or another individual who acts or acted at the registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with the registrant or another entity, and the individual seeking indemnity shall have a right to such indemnity if such individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that such individual ought to have done. The CBCA also provides that the registrant may advance moneys to such an individual for the costs, charges and expenses of such a proceeding.

The CBCA also provides that the registrant may with the approval of a court, indemnify such an individual or advance moneys against all costs, charges and expenses reasonably incurred by the individual in connection with an action by or on behalf of the registrant or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual’s association with the registrant or other entity at the registrant’s request.

However, indemnification under any of the foregoing circumstances is prohibited under the CBCA unless the individual:

•	acted honestly and in good faith with a view to the registrant’s best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the registrant’s request; and

•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

The registrant’s by-law No. 3 provides that the registrant will indemnify a director or officer, a former director or officer or another individual who acts or acted at the registrant’s request as a director or officer (or an individual acting in a similar capacity) of another entity, against all costs, charges and expenses, including, without limitation, an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the registrant or other entity.

The registrant’s by-law No. 3 provides that the registrant will advance monies to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above. That person must repay the monies if the person does not fulfill the conditions in the following paragraph.

The registrant’s by-law No. 3 provides that the registrant will not indemnify a person referred to above unless the person: (a) acted honestly and in good faith with a view to the best interests of the registrant or, as the case may be, to the best interests of the other entity for which the person acted as a director or officer or in a similar capacity at the registrant’s request; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that the person’s conduct was lawful.

The registrant’s by-law No. 3 provides that the registrant will also indemnify a person referred to above in such other circumstances as the CBCA or law permits or requires. The registrant’s by-law No. 3 does not limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of the registrant’s by-law No. 3.

Subject to the CBCA, the registrant may purchase and maintain insurance for the benefit of any individual referred to above as the board of directors of the registrant may from time to time determine.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

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Item 9. Exhibits

Exhibit	Description

1.1*	Form of Underwriting Agreement
4.1*	Form of Warrant
4.2*	Form of Warrant Indenture
5.1	Opinion of LaBarge Weinstein LLP
10.1	Facility Agreement, dated as of September 16, 2013 (incorporated by reference to Exhibit 99.2 to the registrant’s Report on Form 6-K filed on September 19, 2013)
10.2	Registration Rights Agreement, dated as of September 16, 2013 (incorporated by reference to Exhibit 99.3 to the registrant’s Report on Form 6-K filed on September 19, 2013)
10.3	Guaranty and Security Agreement, dated as of September 16, 2013 (Canada) (incorporated by reference to Exhibit 99.4 to the registrant’s Report on Form 6-K filed on September 19, 2013)
10.4	Guaranty and Security Agreement, dated as of September 16, 2013 (United States) (incorporated by reference to Exhibit 99.5 to the registrant’s Report on Form 6-K filed on September 19, 2013)
10.5	Security Agreement, dated as of September 16, 2013 (incorporated by reference to Exhibit 99.6 to the registrant’s Report on Form 6-K filed on September 19, 2013)
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Deloitte LLP
23.4	Consent of LaBarge Weinstein LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature pages to this registration statement)
101	Interactive Data Files (incorporated by reference to the registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2013 (File No. 1-34975)).

________________

*To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed on Form 6-K under the Exchange Act and incorporated herein by reference.

Item 10. Undertakings

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into the registration statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minnetonka, MN, on this 9th day of October, 2014.

IMRIS INC.

By:	/s/ Jay D. Miller
	Name:	Jay D. Miller
	Title:	President & Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jay D. Miller and H. David Graves, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form F-3, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on October 9, 2014.

/s/ Jay D. Miller	President, Chief Executive Officer and Director
Jay D. Miller	(Principal Executive Officer)

/s/ Jeffery Bartels	Director - Finance (Principal Financial Officer and
Jeffery Bartels	Principal Accounting Officer)

/s/ H. David Graves	Chairman of the Board of Directors
H. David Graves

/s/ James B. Hickey, JR.	Director
James B. Hickey, JR.

/s/ Carey Diamond	Director
Carey Diamond

/s/ William Fraser	Director
William Fraser

/s/ Blaine Hobson	Director
Blaine Hobson

/s/ Steve Armstrong	Director
Steve Armstrong

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, in the capacity of the duly authorized representative of IMRIS Inc. in the United States, on October 9, 2014.

IMRIS INC.

By:	/s/ Jay D. Miller
	Name:	Jay D. Miller
	Title:	President & Chief Executive Officer

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EXHIBIT INDEX

Exhibit	Description

1.1*	Form of Underwriting Agreement
4.1*	Form of Warrant
4.2*	Form of Warrant Indenture
5.1	Opinion of LaBarge Weinstein LLP
10.1	Facility Agreement, dated as of September 16, 2013 (incorporated by reference to Exhibit 99.2 to the registrant’s Report on Form 6-K filed on September 19, 2013)
10.2	Registration Rights Agreement, dated as of September 16, 2013 (incorporated by reference to Exhibit 99.3 to the registrant’s Report on Form 6-K filed on September 19, 2013)
10.3	Guaranty and Security Agreement, dated as of September 16, 2013 (Canada) (incorporated by reference to Exhibit 99.4 to the registrant’s Report on Form 6-K filed on September 19, 2013)
10.4	Guaranty and Security Agreement, dated as of September 16, 2013 (United States) (incorporated by reference to Exhibit 99.5 to the registrant’s Report on Form 6-K filed on September 19, 2013)
10.5	Security Agreement, dated as of September 16, 2013 (incorporated by reference to Exhibit 99.6 to the registrant’s Report on Form 6-K filed on September 19, 2013)
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Deloitte LLP
23.4	Consent of LaBarge Weinstein LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature pages to this registration statement)
101	Interactive Data Files (incorporated by reference to the registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2013 (File No. 1-34975)).

________________

*To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed on Form 6-K under the Securities Exchange Act of 1934 and incorporated herein by reference.